Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 **Filing Fee: See instructions**	**Certificate of Amendment**	This space reserved for office use. FILED In the Office of the Secretary of State of Texas MAR 12 2015 Corporations Section

Entity Information

The name of the filing entity is:

CIPHERLOC CORPORATION

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

- [x] For-profit Corporation
- [ ] Nonprofit Corporation
- [ ] Cooperative Association
- [ ] Limited Liability Company
- [ ] Professional Corporation
- [ ] Professional Limited Liability Company
- [ ] Professional Association
- [ ] Limited Partnership

The file number issued to the filing entity by the secretary of state is: 11557400

The date of formation of the entity is: JUNE 18, 1953

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name M.I. Last Name Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

Street Address (No P.O. Box) City TX State Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☑ **Add** each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:
SEE ATTACHEMENT

☐ **Alter** each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ **Delete** each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. [x] This document becomes effective when the document is filed by the secretary of state.

B. [ ] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______

C. [ ] This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ______

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: MARCH 11, 2015

By: [signature]

Signature of authorized person

MICHAEL DELAGARZA

Printed or typed name of authorized person (see instructions)

PROPOSED CERTIFICATE OF AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION OF CIPHERLOC CORPORATION

Pursuant to the provisions of Section 3.053 of the Texas Business Organization Code, CipherLoc Corporation, a Texas corporation hereby adopts the following Certificate of Amendment to its Amended Articles of Incorporation:

ARTICLE I

The name of the filing entity is CipherLoc Corporation, a for-profit corporation (the "Company"). The file number issued to the Company by the Secretary of State for the State of Texas is 11557400. The date the Company was formed is June 18, 1953.

ARTICLE II

The Amended Articles of Incorporation of the Company are hereby amended by adding the following paragraph to the end of Article Six:

> "At the effective time of the Reverse Split, all of the outstanding shares of our outstanding Common Stock will be automatically converted into a smaller number of shares, at the reverse split ratio of 1:100. There will be no corresponding change in the authorized shares of common stock. If the resultant split has a fractional component, the fractional shares will be rounded up to the next whole number."

ARTICLE III

This Certificate of Amendment has been approved in the manner required by the Texas Business Organization Code and by the governing documents of the Company.

ARTICLE IV

This Certificate of Amendment becomes effective when filed by the State of Texas Secretary of State.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed on its behalf by the duly authorized officer this 11th day of March, 2015

CIPHERLOC CORPORATION

By: ______________________
Michael De La Garza,
CEO & President